UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014 (February 4, 2014)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2014, in contemplation of SLM Corporation’s (the “Company”) previously announced plan to separate into two distinct publicly-traded entities – an education loan management business (“NewCo”) and a consumer banking business (“SLM BankCo”), the following incumbent members of the Company’s Board of Directors were appointed to the Board of Directors of NewCo, currently a Company subsidiary: Ann Torre Bates, William M. Diefenderfer III, Diane Suitt Gilleland, Barry A. Munitz, Steven L. Shapiro, Barry Lawson Williams, and Sallie Mae President and Chief Executive Officer John F. Remondi.

After the separation, SLM BankCo, as the Company’s successor and the holding company for the Company’s current consumer banking business, is expected to retain on its Board of Directors the Company’s incumbent directors Frank C. Puleo, Earl A. Goode, Ronald F. Hunt and Raymond J. Quinlan, who will serve as Executive Chairman of the Board of Directors. A number of incumbent directors of the current Sallie Mae Bank Board of Directors will likely be appointed to serve on the SLM BankCo Board of Directors.

Upon completion of the separation, the NewCo directors will resign from all positions they hold at SLM BankCo or Sallie Mae Bank. NewCo and SLM BankCo will have no common directors following the separation.

On February 10, 2014, the Company issued a press release announcing the aforementioned director appointments and other matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In addition, on February 4, 2014, the Company’s Compensation Committee approved 2014 long-term incentive awards for its senior executives, including all of its existing named executive officers. As in prior years, these awards have been made under, and in accordance with, the terms of the Company’s 2012 Omnibus Incentive Plan. However, in anticipation of the pending separation of NewCo, the Company’s Compensation Committee recommended, and its Board of Directors approved, that senior executives, including its named executive officers, should currently receive two-thirds of their 2014 long-term incentive award in the form of restricted stock units of the Company’s common stock and receive the remaining one-third of their 2014 long-term incentive awards shortly after the separation of NewCo, the form and terms of these additional equity awards then to be determined by the compensation committees of NewCo and SLM BankCo, respectively. Should the separation of NewCo not occur as anticipated, the Company’s Compensation Committee will the determine form and terms of these additional equity awards later in 2014.

ITEM 8.01	OTHER EVENTS.

On February 10, 2014, the Company issued a press release announcing that the Board of Directors has scheduled June 25, 2014, as the date for the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) and established a record date of April 30, 2014 for shareholders who may vote at that meeting. The date of the 2014 Annual Meeting, which is later than in previous years, has been set to better accommodate the anticipated completion of the previously announced spin-off of NewCo. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press Release, dated February 10, 2014.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: February 10, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release, dated February 10, 2014.

*	Filed herewith.